Exhibit 99.1

Contacts: Media Sherry Johnson 720-332-4750 sherry.l.johnson@westernunion.com	Investors Gary Kohn 720-332-8276 gary.kohn@westernunion.com

Western Union Announces Third Quarter Results

Revenue Up 12%, EPS of $0.34

Englewood, Colo., October 23, 2006 – The Western Union Company (NYSE: WU) today reported financial results for the third quarter of 2006.

Highlights for the quarter include:

•	Revenue of $1.1 billion, increased 12%

•	Operating income of $337 million

•	Net income was $258 million

•	Earnings per share of $0.34

•	Operating margin of 29.6%

•	Cash flow from operations of more than $750 million for first nine months of 2006

•	Key agent signings and renewals

Western Union President and CEO Christina Gold commented, “We delivered third quarter results that were in line with the targets we communicated on September 18. During the quarter we saw strong, consistent growth in our international markets, which represent 60% of total Western Union revenue. This strong international performance offset softness in our domestic and Mexico businesses. Our overall performance highlights the importance of having the most geographically diverse portfolio in the industry.

“In addition, we successfully completed our separation from First Data and made progress against a number of our strategic goals including the expansion of our agent network. We operate through an agent network in more than 200 countries and territories, which now totals approximately 285,000 locations. A key element of our success is the ability to extend and add to our agent relationships. On that front, we recently renewed our relationships with Publix Super Markets, one of our largest U.S. agents, and Banamex, one of our super agents in Mexico, and we added a fifth country to our Standard Chartered Bank network. Additionally, we established many new relationships around the world — Harris Teeter in the U.S.; The Banco De La Nacion Argentina, the largest bank in Argentina; UralSib Bank, the second largest bank in Russia; and Barclays Bank in Ghana.

“I remain confident that our brand, our distribution network and our leadership position in the rapidly growing money transfer business will fuel long-term growth for the company.”

Third Quarter Results

Revenue for the third quarter increased 12% to $1.1 billion from $1.0 billion a year ago. This increase was driven by 14% revenue growth in the consumer-to-consumer segment and 4% growth in the consumer-to-business segment. Vigo, which was acquired October 21, 2005, contributed $37 million of revenue in the quarter. Revenue growth excluding Vigo was 8%.

The consumer-to-consumer segment achieved transaction growth of 24%, or 15% excluding Vigo. The international business posted transaction growth of 30%, or 23% excluding Vigo.

In the third quarter, domestic money transfer transactions declined 5%. The weakness in the domestic business was primarily attributable to softness in demand among Western Union’s Hispanic consumers as a result of the controversy surrounding immigration.

Western Union branded transactions from the U.S. to Mexico, which were also impacted by the immigration controversy, increased 4%. This contrasts with higher growth rates in Western Union’s U.S. to Mexico corridor during 2004 and 2005.

Operating margin for the company was 29.6% for the third quarter, a 400 basis point decrease from third quarter 2005. Operating margin in the third quarter 2006 was impacted by:

•	Ongoing mix shift from the more profitable domestic and Mexico businesses to the faster growing, lower margin, international business

•	$14 million of expenses related to the spin-off from First Data — primarily increased stock option costs related to the grants at the time of the spin; employee recruitment and relocation costs; workforce reorganization; and costs incurred in preparation for operating as a stand-alone company

•	Vigo delivered $37 million of revenue and was break even on profits

Third quarter pre-tax income included $5.4 million in net derivative gains and $14.2 million of positive currency impact on net notes receivable from First Data Corporation affiliates.

Outlook

Gold noted, “We are extremely focused on performance within the Mexico and domestic businesses and are confident that the steps we are taking will deliver improved results over time. Meanwhile, our international business continues to grow as we expand our network and build the Western Union brand around the world. Total consumer-to-consumer transaction growth during the first three weeks of October is consistent with growth in the third quarter.”

Western Union is on plan to deliver its previously stated guidance. Full-year 2006 revenue growth is expected to be in the range of 11% to 12% with operating income growth, excluding the impact of expenses related to its spin-off from First Data, of 4% to 6%.

For 2007, Western Union expects to deliver revenue growth in the range of 10% to 12%, excluding acquisitions, and operating income growth of 6% to 9%, excluding the impact of expenses related to its spin-off from First Data.

Non-GAAP Measures

Western Union’s management uses operating income growth excluding the impact of expenses related to the spin-off from First Data, which is a non-GAAP measure, as it provides a more meaningful year-over-year comparison. On a GAAP basis, operating profit growth is projected to be in the range of 1% to 2% in 2006, and 3% to 6% for 2007.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the company’s web site at www.westernunion.com.

Investor and Analyst Conference

Western Union will hold an investor and analyst conference call tomorrow October 24 at 10:00 a.m. Eastern Time. Christina Gold, CEO, will host the call. To listen to the broadcast, please log on to http://www.westernunion.com, at least 15 minutes prior to the start of the call. To participate in the call, dial 866-510-0711 (U.S.) or +1-617-597-5379 (outside the U.S.) ten minutes prior to the start of the call. The pass code is 15045493. A replay of the call will be available one hour after the call ends through November 7, 2006 at 5:00 p.m. Eastern Time at 888-286-8010 (U.S.) or +1-617-801-6888 (outside the U.S.). The pass code is 54846672. A webcast replay will be available at www.westernunion.com for the same time period.

Please note: All statements made by Western Union officers on this call are the property of Western Union and subject to copyright protection. Other than the replay, Western Union has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains forward-looking statements regarding projected future results. Forward-looking statements include all statements that do not relate solely to historical or current facts, and generally can be identified by the use of words such as “may”, “believe”, “will”, “expect”, “project”, “estimate”, “anticipate”, “plan”, “could”, “would”, “likely”, “intend” or “continue”. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. These factors include, but are not limited to: the impact of our spin-off from First Data Corporation; changes in immigration laws, patterns and other factors related to immigrants; the integration of significant businesses and technologies we acquire and realization of anticipated synergies from these acquisitions; technological changes, particularly with respect to e-commerce; our ability to attract and retain qualified key employees; changes in laws, regulations or industry standards affecting our businesses; changes in foreign exchange spreads on money transfer transactions; changes in the political or economic climate in countries in which we operate; continued growth in the consumer money transfer market and other markets in which we operate at rates approximating recent levels; our ability to compete effectively in the money transfer industry with respect to global and niche or corridor money transfer providers, United States and international banks, card associations, card-based payments providers and a number of other types of competitive service providers; our ability to maintain our agent network; implementation of Western Union agent agreements with governmental entities according to schedule and no interruption of relations with countries in which Western Union has or is implementing material agent agreements; successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection; successfully managing credit and fraud risks from our agents and from consumers; unanticipated developments relating to lawsuits, investigations or similar matters; catastrophic events; and any material breach of security of any of our systems. For more information on important factors upon which these forward-looking statements are premised, please refer to the information statement contained in The Western Union Company Form 10, declared effective by the Securities and Exchange Commission.

About Western Union

Western Union, together with its affiliates Orlandi Valuta and Vigo, is a leader in global money transfer, providing people with fast, reliable and convenient ways to send money around the world, pay bills and purchase money orders through a network of approximately 285,000 agent locations in more than 200 countries and territories. For more information, visit www.westernunion.com.

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THE WESTERN UNION COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2006	2005	Change	2006	2005	Change
Revenues:
Transaction fees	$940.1	$853.9	10%	$2,731.7	$2,458.1	11%
Foreign exchange revenue	169.0	137.4	23%	478.6	386.0	24%
Commission and other revenues	31.3	28.0	12%	86.7	75.6	15%

Total revenues	1,140.4	1,019.3	12%	3,297.0	2,919.7	13%

Expenses:
Cost of services	626.0	528.5	18%	1,779.4	1,523.8	17%
Selling, general and administrative	177.3	148.1	20%	541.4	440.6	23%

Total expenses	803.3	676.6	19%	2,320.8	1,964.4	18%

Operating income	337.1	342.7	-2%	976.2	955.3	2%

Derivative gains/(losses), net	5.4	1.8	(a)	(21.8)	38.6	(a)
Foreign exchange effect on notes receivable from First Data, net	14.2	(0.8)	(a)	10.1	(10.6)	(a)
Interest income from First Data, net	12.2	5.1	(a)	35.7	14.3	(a)
Interest Expense	(1.1)	—	(a)	(1.1)	—	(a)
Other income, net	12.1	2.5	(a)	29.5	8.3	(a)

Income before income taxes	379.9	351.3	8%	1,028.6	1,005.9	2%
Provision for income taxes	121.8	109.4	11%	331.8	312.4	6%

Net income	$258.1	$241.9	7%	$696.8	$693.5	0%

Weighted-average shares outstanding:
Basic	763.9	763.9	0%	763.9	763.9	0%
Diluted	764.0	763.9	0%	763.9	763.9	0%

Earnings per share:
Basic	$0.34	$0.32	6%	$0.91	$0.91	0%
Diluted	$0.34	$0.32	6%	$0.91	$0.91	0%

(a)	Calculation not meaningful

THE WESTERN UNION COMPANY

CONSOLIDATED BALANCE SHEETS

(in millions, except per share amounts)

	September 30, 2006	December 31, 2005
	(unaudited)
Assets
Cash and cash equivalents	$1,327.6	$510.2
Settlement assets	1,218.3	929.1
Receivables from First Data, net	—	192.8
Notes receivable from First Data	—	751.5
Property and equipment, net of accumulated depreciation of $206.2 and $183.6, respectively	157.8	82.4
Goodwill	1,600.7	1,618.0
Other intangible assets, net of accumulated amortization of $191.0 and $155.6, respectively	260.3	180.4
Other assets	473.9	342.0

Total assets	$5,038.6	$4,606.4

Liabilities and Stockholders’ (Deficiency)/Net Investment in The Western Union Company
Liabilities:
Accounts payable and accrued liabilities	418.6	238.6
Settlement obligations	1,216.5	926.7
Pension obligations	70.1	69.8
Deferred tax liability, net	268.8	248.1
Notes payable to First Data	—	163.5
Borrowings	3,499.6	—
Other liabilities	139.6	147.9

Total liabilities	$5,613.2	$1,794.6

Stockholders’ (Deficiency)/Net Investment in The Western Union Company:
Preferred stock, $1.00 par value; 10 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 2,000 shares authorized; 766.5 shares issued and outstanding	7.7	—
Capital deficiency	(525.4)	—
Net investment in The Western Union Company	—	2,873.9
Retained earnings/ (deficit)	(1.5)	—
Accumulated other comprehensive loss	(55.4)	(62.1)

Total Stockholders’ (Deficiency)/Net Investment in The Western Union Company	(574.6)	2,811.8

Total Liabilities and Stockholders’ (Deficiency)/ Net Investment in The Western Union Company	$5,038.6	$4,606.4

THE WESTERN UNION COMPANY

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2006	2005	Change	2006	2005	Change
Revenues:
Consumer-to-Consumer:
External revenue
Transaction fees	$783.6	$695.8	13%	$2,253.0	$1,985.8	13%
Foreign exchange revenue	168.6	137.0	23%	477.5	385.0	24%
Other revenues	9.0	8.3	8%	24.5	19.6	25%

Total Consumer-to-Consumer:	961.2	841.1	14%	2,755.0	2,390.4	15%

Consumer-to-Business:
External revenue
Transaction fees	146.8	143.0	3%	444.5	422.8	5%
Other revenues	11.0	9.1	21%	29.6	25.6	16%

Total Consumer-to-Business:	157.8	152.1	4%	474.1	448.4	6%

Other:
External revenue	21.4	26.1	-18%	67.9	80.9	-16%
Internal revenue	—	1.2	-100%	0.9	3.9	-77%

Total Other:	21.4	27.3	-22%	68.8	84.8	-19%
Eliminations	—	(1.2)	-100%	(0.9)	(3.9)	-77%

Total revenues	1,140.4	1,019.3	12%	3,297.0	2,919.7	13%

Operating income:
Consumer-to-Consumer	280.2	283.1	-1%	796.8	778.1	2%
Consumer-to-Business	53.8	56.6	-5%	166.0	168.6	-2%
Other	3.1	3.0	3%	13.4	8.6	56%

Total operating income	$337.1	$342.7	-2%	$976.2	$955.3	2%

Operating profit margin:
Consumer-to-Consumer	29.2%	33.7%	-5 pts	28.9%	32.6%	-4 pts
Consumer-to-Business	34.1%	37.2%	-3 pts	35.0%	37.6%	-3 pts
Other	14.5%	11.0%	4 pts	19.5%	10.1%	9 pts

Total operating profit margin	29.6%	33.6%	-4 pts	29.6%	32.7%	-3 pts

Depreciation and Amortization:
Consumer-to-Consumer	20.2	12.6	60%	57.9	38.3	51%
Consumer-to-Business	4.5	5.0	-10%	13.7	15.1	-9%
Other	1.4	1.3	8%	3.6	4.5	-20%

Total depreciation and amortization	26.1	18.9	38%	75.2	57.9	30%

THE WESTERN UNION COMPANY

QUARTERLY INCOME STATEMENT

(Unaudited)

(in millions, except per share amounts)

	Q1 2005	Q2 2005	Q3 2005	Q4 2005	2005
Revenues:
Transaction fees	$778.1	$826.1	$853.9	$896.7	$3,354.8
Foreign exchange revenue	118.0	130.6	137.4	145.0	531.0
Commission and other revenues	23.5	24.1	28.0	26.5	102.1

Total revenues	919.6	980.8	1,019.3	1,068.2	3,987.9

Expenses:
Cost of services	483.6	511.7	528.5	595.1	2,118.9
Selling, general and administrative	140.4	152.1	148.1	159.2	599.8

Total expenses	624.0	663.8	676.6	754.3	2,718.7

Operating income	295.6	317.0	342.7	313.9	1,269.2

Income before income taxes	315.7	338.9	351.3	338.2	1,344.1
Provision for income taxes	97.9	105.1	109.4	104.3	416.7

Net income	$217.8	$233.8	$241.9	$233.9	$927.4
Diluted Earnings Per Share	$0.29	$0.31	$0.32	$0.31	$1.21

	Q1 2006	Q2 2006	Q3 2006
Revenues:
Transaction fees	$869.9	$921.7	$940.1
Foreign exchange revenue	144.5	165.1	169.0
Commission and other revenues	28.6	26.8	31.3

Total revenues	1,043.0	1,113.6	1,140.4

Expenses:
Cost of services	557.8	595.6	626.0
Selling, general and administrative	172.5	191.6	177.3

Total expenses	730.3	787.2	803.3

Operating income	312.7	326.4	337.1

Income before income taxes	324.9	323.8	379.9
Provision for income taxes	105.1	104.9	121.8

Net income	$219.8	$218.9	$258.1
Diluted Earnings Per Share	$0.29	$0.29	$0.34

THE WESTERN UNION COMPANY

QUARTERLY SEGMENT DATA

(Unaudited)

(in millions)

	Q1 2005	Q2 2005	Q3 2005	Q4 2005	2005
Revenues:
Consumer-to-Consumer	742.0	807.3	841.1	888.8	3,279.2
Consumer-to-Business	150.8	145.5	152.1	151.8	600.2
Other	28.2	29.3	27.3	28.9	113.7
Eliminations	(1.4)	(1.3)	(1.2)	(1.3)	(5.2)

Total revenues	919.6	980.8	1,019.3	1,068.2	3,987.9

Operating income:
Consumer-to-Consumer	236.0	259.0	283.1	269.8	1,047.9
Consumer-to-Business	57.2	54.8	56.6	51.8	220.4
Other	2.4	3.2	3.0	(7.7)	0.9

Total operating income	$295.6	$317.0	$342.7	$313.9	$1,269.2

Depreciation and Amortization:
Consumer-to-Consumer	12.9	12.8	12.6	15.7	54.0
Consumer-to-Business	5.2	4.9	5.0	4.7	19.8
Other	1.7	1.5	1.3	1.2	5.7

Total depreciation and amortization	19.8	19.2	18.9	21.6	79.5

	Q1 2006	Q2 2006	Q3 2006
Revenues:
Consumer-to-Consumer	856.8	937.0	961.2
Consumer-to-Business	161.8	154.5	157.8
Other	25.3	22.1	21.4
Eliminations	(0.9)	—	—

Total revenues	1,043.0	1,113.6	1,140.4

Operating income:
Consumer-to-Consumer	247.1	269.5	280.2
Consumer-to-Business	58.7	53.5	53.8
Other	6.9	3.4	3.1

Total operating income	$312.7	$326.4	$337.1

Depreciation and Amortization:
Consumer-to-Consumer	18.8	18.9	20.2
Consumer-to-Business	4.6	4.6	4.5
Other	1.2	1.0	1.4

Total depreciation and amortization	24.6	24.5	26.1

THE WESTERN UNION COMPANY

KEY INDICATORS

(Unaudited)

(in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2006	2005	Change	2006	2005	Change
Transactions
Consumer-to-Consumer	37.6	30.3	24%	107.5	84.4	27%
Consumer-to-Business	59.4	54.9	8%	180.1	157.2	15%
Revenue
Consumer-to-Consumer	961.2	841.1	14%	2,755.0	2,390.4	15%
Consumer-to-Business	157.8	152.1	4%	474.1	448.4	6%

	Three Months Ended September 30, 2006			Nine Months Ended September 30, 2006
	Including Vigo	Excluding Vigo		Including Vigo	Excluding Vigo
Consumer-to-Consumer Transaction Growth
International (a)	30%	23%		32%	25%
Domestic (b)	-5%	-5%		0%	0%
Mexico (c)	38%	2%		45%	8%
Consumer-to-Consumer	24%	15%		27%	18%
Consumer-to-Consumer Revenue Growth
International (a)	18%	16%		17%	14%
Domestic (b)	-6%	-7%		-1%	-1%
Mexico (c)	29%	-1%		39%	10%
Consumer-to-Consumer	14%	10%		15%	11%

(a) Represents transactions between and within foreign countries (excluding Canada and Mexico), transactions originated in the United States or Canada destined for foreign countries and foreign country transactions destined for the United States or Canada. Excludes all transactions between or within the United States and Canada and all transactions to and from Mexico as reflected in (b) and (c) below.

(b) Represents all transactions between and within the United States and Canada.

(c) Represents all transactions to and from Mexico.

THE WESTERN UNION COMPANY

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

(in millions)

Western Union believes the following measures provide meaningful information to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business by removing the incremental expenses, as a result of the spin-off from First Data, that have resulted in comparability issues to years where such incremental expenses were not incurred. A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures is included below.

	Full Year 2006
Operating income,	$1,320	to	$1,340
excluding spin expenses:	4%		6%
non-recurring and ongoing
Less spin expenses
Non-recurring spin expenses (a)	15		15
Ongoing spin expenses (b)	25		25

	40		40
Operating income (GAAP)	$1,280	to	$1,300

	1%		2%

	Full Year 2007
Operating income growth,	6%	to	9%
excluding spin expenses:
non-recurring and ongoing
Less spin expenses	3%		3%

Operating income growth (GAAP)	3%	to	6%

(a) Non-recurring spin expenses relate to recruiting and relocation expenses associated with hiring key management positions new to our company, other employee compensation expenses and temporary labor used to develop ongoing processes.

(b) Ongoing spin expenses relate to staffing additions and related costs to replace First Data support, corporate governance, information technology, corporate branding and global affairs, benefits and payroll administration, procurement, workforce reorganization, stock compensation, and other expenses related to being a stand-alone company.